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                                                           NEWS RELEASE
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CONTACT:                                                   IPC MEDIA CONTACT:
Procter Lippincott                                          Denise A. Drabick
Spring, O'Brien & Co.                                            IPC New York
212-620-7100, ext. 228                                           212-858-7867
PROCTER@SPRING-OBRIEN.COM
-------------------------                                MAILTO:MEDIA@IPC.COM
                                                         --------------------

FOR IMMEDIATE RELEASE
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                     IPC INKS CO-MARKETING DEAL WITH GAINS,
                 A WORLDWIDE PROVIDER OF VOICE AND DATA SERVICES

NEW YORK, JANUARY 22, 2003 - IPC Information Systems, Inc., the specialist the global financial community depends on for world-class trading floor solutions, today announced it has reached an agreement with Gains International (US) Inc. and Gains International (Europe) Limited that enables the companies to co-market voice and data network services to financial institutions in the Americas and Europe. This agreement is another step in IPC's commitment to grow its worldwide services business for institutional trading markets.

Under the terms of the agreement, IPC, Gains International (US) Inc., and Gains International (Europe) Limited will jointly market Gains' network services offerings to IPC's customer base, thereby providing button-to-button connectivity between traders.

"This agreement positions IPC to become a full service trading floor specialist," said Greg Kenepp, president of IPC. "The addition of Gains' services portfolio allows IPC to provide clients with a comprehensive set of trader voice services."

 "This deal is a perfect fit for our mutual customers," said Phillip Lines, group CEO at London-based Gains International. "Together IPC and Gains will simplify the delivery of voice services to the trading floor and ultimately provide customers with a fully managed and integrated solution."

A separate but related agreement with Gains International Infocom Holdings BV grants IPC the option to purchase all of the issued and outstanding shares of Gains International (US) Inc., and Gains International (Europe) Limited in December 2003, subject to certain conditions. This option will survive today's announced sale of Gains International (US) Inc., Gains International (Europe) Limited, and Gains International Asia Holdings Limited to acquisition vehicles formed by GS Capital Partners 2000, which is also IPC's primary equity investor. Both the option and the co-marketing agreements are contingent on the closing of the announced sale.

ABOUT IPC

IPC Information Systems, Inc., a wholly owned subsidiary of IPC Acquisition Corp. (Bloomberg: IPCACQ), is a leading world specialist in the delivery of integrated multimedia communications solutions for financial trading floors. For nearly 30 years, IPC's trading systems have been a mainstay on the desktops of 100,000+ traders worldwide. IPC's extensive portfolio includes Internet Protocol-based solutions like the IQMXTM trading desktop, the first trading system to


      IPC Information Systems, Inc.     88 Pine Street  Wall Street Plaza
      New York, NY 10005        phone 212.825.9060      fax 212.858.6994

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integrate voice and data using Voice over Internet Protocol (VoIP),
TraderVisionTM Desktop Video which enables traders to view select broadcast content directly at their desktops, and the ICMXTM Intercom Module which connects the trading floor with the middle and back offices, eliminating the need for a separate, dedicated network.

IPC has offices throughout the Americas, Europe, and the Asia Pacific region. For more information, visit www.ipc.com.

ABOUT GAINS INTERNATIONAL

Gains International is a provider of specialist voice and data services into the trading rooms and front office operations of financial institutions worldwide. A global organization with offices in London, New York, Singapore, Sydney, Hong Kong and (through an affiliated company) Tokyo, the Gains network has points of presence in over 30 countries worldwide.

The group currently has over 150 clients, predominantly blue chip, worldwide. For more information see www.gains.com.

STATEMENTS MADE IN THIS NEWS RELEASE THAT STATE IPC'S OR ITS MANAGEMENT'S INTENTIONS, BELIEFS, EXPECTATIONS, OR PREDICTIONS FOR THE FUTURE CONSTITUTE "FORWARD LOOKING STATEMENTS" AS DEFINED BY FEDERAL SECURITIES LAWS, WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. MANY RISKS AND UNCERTAINTIES ARE INHERENT IN THE TELECOMMUNICATIONS EQUIPMENT INDUSTRY. OTHERS ARE MORE SPECIFIC TO OUR OPERATIONS. THE OCCURRENCE OF THE EVENTS DESCRIBED AND THE ACHIEVEMENT OF THE EXPECTED RESULTS DEPEND ON MANY FACTORS, SOME OR ALL OF WHICH ARE NOT PREDICTABLE OR WITHIN OUR CONTROL. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM RESULTS DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, ARE RISKS ASSOCIATED WITH SUBSTANTIAL INDEBTEDNESS, LEVERAGE AND DEBT SERVICE, RISKS RELATING TO THE PERFORMANCE OF OUR BUSINESS AND FUTURE OPERATING RESULTS, RISKS OF COMPETITION IN OUR EXISTING AND FUTURE MARKETS, LOSS OR RETIREMENT OF KEY EXECUTIVES, RISKS RELATED TO THE NOTES AND TO HIGH YIELD SECURITIES GENERALLY, GENERAL BUSINESS AND ECONOMIC CONDITIONS, MARKET ACCEPTANCE ISSUES, INCLUDING POTENTIAL TECHNOLOGY CHANGES AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS, AS WELL AS THOSE RISK FACTORS DESCRIBED IN OUR FILINGS WITH THE SEC.

(C)2003 IPC ACQUISITION CORP. ALL RIGHTS RESERVED. IPC, ICMX, IQMX, AND TRADERVISION ARE TRADEMARKS OF IPC. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.

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